SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported)

                                December 23, 1997
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                              AMERICOLD CORPORATION
             (Exact name of registrant as specified in its charter)





    OREGON                        33-12173                  93-0295215
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(State or other jurisdiction    (Commission File        (I.R.S. Employer
     of Incorporation)              Number)              Identification
                                                             Number)


7007 S.W. Cardinal Lane, Suite 135, Portland, Oregon         97224
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (503) 624-8585

Item 4.  Changes in Registrant's Certifying Accountant.

     On December 23, 1997, Americold Corporation (the "Company") replaced KPMG Peat Marwick LLP ("KPMG") and engaged Deloitte & Touche LLP ("D&T") as its principal accountant to audit the Company's financial statements as a result of the acquisition of the Company by Vornado Realty Trust ("Vornado") on October 31, 1997. D&T is the principal accountant for Vornado.

     KPMG's reports on the Company's financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the date of the change in principal accountant, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The decision to change accountants was neither recommended nor approved by the Board of Directors of the Company or any committee thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     AMERICOLD CORPORATION



                                     By: /s/ Joel M. Smith
                                     ---------------------------
                                     Joel M. Smith,
                                     Senior Vice President and
                                     Chief Financial Officer




Date:  December 31, 1997

                                  EXHIBIT INDEX


Exhibit                                                             Page No.
-------                                                             --------

    (16)          Letter from KPMG Peat Marwick to the                 4
                  Company concerning the Company's
                  disclosure of its change in certifying
                  accountant